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                                                                    Exhibit 2.10

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                    SHARE PURCHASE AND CONTRIBUTION AGREEMENT

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                              DATED AUGUST 5, 2002


                                     BETWEEN


                      CERTAIN SHAREHOLDERS OF NETVALUE S.A.


                                       AND


                                 NETRATINGS INC.


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                    SHARE PURCHASE AND CONTRIBUTION AGREEMENT

This Share Purchase and Contribution Agreement is entered into on August 5, 2002 between:

A.  The following shareholders of Netvalue S.A.

1-  Mr. Bernard Ochs, whose address is 24 rue Edgar Faure 75015 Paris


2-  Mr. Herve Le Jouan, whose address is 12 rue Sylvain Vigneras 92380 Garches


3-  Mr. Guy Lagache, whose address is 82 bd Nice 13008 Marseille


4-  Mr. Lennart Brag, whose address is 67 rue Jean Mermoz 78620 L'Etang La Ville


5-  Mr. Gaetan Japy, whose address is 24 rue Cortambert 75016 Paris


6- ABN AMRO Developpement (named before NSM Developpement), a stock corporation (societe anonyme) with a issued share capital of EUR 40 590 990 euros, having its registered offices at 23 rue Balzac a Paris (75008), and registered with the commercial Registry of Paris under No. B 582 041 653; duly represented by Herve Claquin

7- Placement Continuite, Funds (Fonds commun de Placement a Risques) represented by its societe de gestion ABN AMRO CAPITAL France, a stock corporation (societe anonyme) with a issued share capital of EUR 1 550 000 having its registered offices at 23 rue Balzac a Paris (75008), and registered with the commercial Registry of Paris under No. 418 938 528; duly represented by Herve Claquin

8- Placement Actions Developpement 1, Funds (Fonds commun de Placement a Risques) represented by its societe de gestion ABN AMRO CAPITAL France, a stock corporation (societe anonyme) with a issued share capital of EUR 1 550 000 having its registered offices at 23 rue Balzac a Paris (75008), and registered with the commercial Registry of Paris under No. 418 938 528; duly represented by Herve Claquin

9- France Innovation N(degree) 1, Funds (Fonds commun de Placement dans l'Innovation), represented by its societe de gestion ABN AMRO CAPITAL France, a stock corporation (societe anonyme) with a issued share capital of EUR 1 550 000 having its registered offices at 23 rue Balzac a Paris (75008), and registered with the Commercial Registry of Paris under No. 418 938 528; duly represented by Herve Claquin


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                                                                              2.


10- France Innovation N(degree) 2, Funds (Fonds commun de Placement dans l'Innovation) represented by its societe de gestion ABN AMRO CAPITAL France, a stock corporation (societe anonyme) with a issued share capital of EUR 1 550 000 having its registered offices at 23 rue Balzac a Paris (75008), and registered with the commercial Registry of Paris under No. 418 938 528; duly represented by Herve Claquin

11- ABN AMRO CAPITAL INVESTISSEMENT France, a stock corporation (societe anonyme) with a issued share capital of EUR 14 507 312, having its registered offices at 23 rue Balzac a Paris (75008), and registered with the commercial Registry of Paris under No. B 572 092 427; represented by Herve Claquin

12- FINEPAR, societe civile with a issued share capital of EUR 1.600 euros, having its registered offices at 7 bld Edgar Quinet, 92700 Colombes, and registered with the commercial Registry of Nanterre under No. D 423 199 942, duly represented by Herve Claquin

13- FCP MATIGNON Investissement, Funds (Fonds commun de Placement) represented by its societe de gestion Matignon Investissement et Gestion SA a stock corporation (societe anonyme) with a issued share capital of EUR 800.000 having its registered offices at 5 avenue Matignon a Paris (75008) and registered with the commercial Registry of Paris under No. B 404 380 305, duly represented by

14- COMIR a stock corporation (Societe par actions simplifiee) with an issued share capital of EUR 13.775.000, having its registered offices at 27 Avenue Etienne Audibert 60300 SENLIS, and registered with the commercial Registry of Senlis under No. B 349 015 669 duly represented by

15- INNOVACOM 3 a stock corporation (societe anonyme) with an issued share capital of EUR 29.085.849, having its registered offices at 23 rue Royale a Paris (75008), and registered with the commercial Registry of Paris under No. B 419 838 198, duly represented by

16- EG INVESTMENTS LTD, UK a Limited company having its registered office at 38 Hertford Street London W1Y 7 TG, duly represented by

17- T - TELEMATIK VENTURE Beteiligungsgesellschaft mbH, a German Company having its registered office at Gotenstr. 156 D-53175 Bonn and registered with the commercial Registry of BONN under No. HRB 7767, duly represented by

18- CHAMPAGNE CAPITAL (named before La Champagne SA) a stock corporation (societe par actions simplifiee) with a issued share capital of EUR 150.000, having its registered offices at 91 Rue du Faubourg-saint-honore 75008 PARIS, and registered with the commercial Registry of Paris under No. B 876 150 285, duly represented by the above acting individually, and not jointly and severally

                        (hereinafter individually referred to as a "Shareholder"
                                         and collectively as the "Shareholders")


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                                                                              3.


and:

B. NetRatings is a Delaware corporation with its principal offices at 890 Hillview Court, Milpitas, California, United States (Zip Code: 95035), having an authorized share capital of 200,000,000 shares of USD 0.001 par value, common stock.

     Represented by Todd Sloan, Executive Vice President of Corporate Development & CFO,


                                      (hereinafter referred to as "NetRatings").


WHEREAS:
-------

A. Netvalue S.A. is a French stock corporation (societe anonyme) listed on the Nouveau Marche of Euronext Paris S.A., registered with the Commercial Registry of Nanterre under No. 418 508 115 and having its registered offices at 8 rue de l'Hotel de Ville 92200 Neuilly-sur-Seine (hereinafter referred to as "Netvalue"), with an outstanding issued share capital of EUR 2,213,807.50 consisting of 8,855,230 shares of EUR 0.25 nominal value each (collectively the "Netvalue Shares" or individually an "Netvalue Share").

B. Each Shareholder owns at the date hereof the number of Netvalue Shares and voting rights in Netvalue set out against its name in the table attached as
     Exhibit 1.

C.   NetRatings is listed on the NASDAQ.

D. NetRatings wishes to acquire control of Netvalue, and therefore wishes to acquire from the Shareholders their respective shareholding in Netvalue.

E. Each Shareholder wishes to transfer to NetRatings its respective shareholding in Netvalue in exchange, as the case may be pursuant to Articles 1 and 2 hereafter, (i) for cash or (ii) newly issued shares of common stock of NetRatings.

F. NetRatings also wishes and, upon completion of the transactions contemplated by this agreement, will be under the obligation, as per the French Conseil des Marches Financiers ("CMF") General Regulation (Reglement General du CMF), to acquire through a public tender offer the balance of the remaining Netvalue outstanding shares.

G. On the basis of a document delivered by NetRatings to the conseil d'administration of Netvalue on the date hereof and stating the general intents of NetRatings regarding Netvalue, its key managers and its employees, the conseil d'administration of Netvalue has recommended to the other shareholders of Netvalue to tender their shares to NetRatings's public tender offer. The board of directors of NetRatings has approved the execution and delivery of this agreement and the other agreements entered into in pursuance of this agreement and the transactions contemplated therein.


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                                                                              4.


H. NetRatings undertakes to file a mandatory public purchase offer in cash (offre publique d'achat obligatoire) with the CMF with a view to acquiring all the issued and outstanding shares not otherwise acquired pursuant to this agreement making up the capital of Netvalue (the "Offer") at a price of EUR 2 per share which will be subject to the approval of the CMF (the "Offer Price").

I. NetRatings has appointed Credit Lyonnais as its financial advisor for the transactions contemplated herein. Credit Lyonnais will file the Offer on behalf of NetRatings in accordance with the requirements set forth in
     Article 5-1-4 of the CMF General Regulation.

J. NetRatings has and shall have at the Settlement Date (as this term is defined below), sufficient authorized share capital in order to issue the aforementioned NetRatings shares to the concerned Shareholders.

K. Immediately after execution of this agreement (the "Agreement"), NetRatings and Netvalue shall enter into an agreement in the form attached as Exhibit 2.

L. Simultaneously to the execution of this Agreement, NetRatings and certain shareholders of Netvalue shall enter into a Registration Rights Agreement in the form attached as Exhibit 4.




IT HAS BEEN AGREED AS FOLLOWS:
-----------------------------


ARTICLE 1.   SALE OF NETVALUE SHARES
             -----------------------

1.1   Sale
      ----

      Each of the Shareholders listed in column (I) of the table attached as
      Exhibit 1 hereby sells to NetRatings, which accepts, on the terms and conditions stated herein, the number of Netvalue Shares set out against its name in column (IV) of such table, and hereby undertakes to irrevocably instruct its custodian (the "Transfer Agent") to (i) convert its nominative shares (if any) under the bearer form and (ii) transfer his/her Netvalue Shares against payment of the price set forth in clause
      1.2 hereafter to NetRatings on the Settlement Date.

     Such Netvalue Shares are hereinafter referred to as the "Sold Shares".


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                                                                              5.


1.2  Price

1.2.1 The purchase price for each Sold Share shall be EUR 2 and the aggregate purchase price for all the Sold Shares owned by any given Shareholder shall be as set out against such Shareholder's name in column (VIII) of the table attached as Exhibit 1.

1.2.2 The purchase price of the Sold Shares shall be paid in cash in full in EUR by wire transfer of immediately available funds at the Settlement Date (as this term is defined below).

ARTICLE 2.   CONTRIBUTION OF NETVALUE SHARES TO NETRATINGS
             ---------------------------------------------

2.1   Contribution
      ------------

      Each of the Shareholders listed in column (I) of the table attached as
      Exhibit 1 hereby contributes ("apporte") to NetRatings, which accepts, on the terms and conditions stated herein, the number of Netvalue Shares set out against its name in column (V) of such table, and hereby undertakes to irrevocably instruct its Transfer Agent to (i) convert its nominative shares (if any) under the bearer form and (ii) transfer those Netvalue Shares to NetRatings against the delivery of the NetRatings Shares set forth in clause 2.2.1 hereafter on the Settlement Date.

      Such Netvalue Shares are hereinafter referred to as the "Contributed Shares".

2.2   Consideration
      -------------

2.2.1 In acquiring the Netvalue shares from the Shareholders, the total number of Netvalue shares set out in column (V) of the table contained in Exhibit 1 are exchanged for NetRatings shares at an exchange ratio per Netvalue share (which exchange ratio was calculated as (A) 1.99 Euros converted into U.S. Dollars (based on the exchange rate as of August 1, 2002, rounded to the nearest cent) divided by (B) the weighted average U.S. Dollar closing price for NetRatings common stock as quoted on NASDAQ for the ten trading days ending on August 1, 2002). Therefore, in consideration for the contribution of their Contributed Shares, each Shareholder listed in column (I) of the table attached as Exhibit 1 will be allocated newly issued shares of common stock of NetRatings, par value US$ 0.001 per share (the "NetRatings Shares") in a number determined pursuant to an exchange ratio of 0.278169 NetRatings Shares per one Netvalue Shares with the resulting number of shares to be issued to any Shareholder to be rounded down to a whole number of shares and no fractional shares of NetRatings stock will be issued (the "Exchange Ratio"), i.e. as stated for each contributing Shareholder in column (VII) of the table attached as Exhibit 1.


2.2.2 The NetRatings Shares shall be issued and allocated to each contributing Shareholder at the Settlement Date (as this term is defined below).

                                                                              6.


ARTICLE 3.   SETTLEMENT
             ----------

3.1 Each Shareholder and NetRatings will make their best efforts to respectively (i) transfer the ownership of both its Sold Shares and its Contributed Shares, if any, to NetRatings against payment of the price set forth in clause 1.2 and, if applicable pursuant to article 2 above, delivery of the NetRatings Shares, and (ii) pay the price set forth in article 1.2 above against delivery of the Sold Shares and deliver the NetRatings Shares against the transfer of the Contributed Shares pursuant to article 2 above (the "Settlement"), as soon as practicable after execution of this Agreement (the "Settlement Date") and with a targeted date of Friday, 9 August 2002. The Settlement Date shall be set on a day that is not a Saturday, a Sunday or other day on which banks are usually closed in New York or Paris (a "Business Day").

3.2 The transfer of the Sold Shares and the Contributed Shares shall be made in compliance with all applicable French Stock Exchange Regulations, including when applicable to French Shareholders Article 4-1-32-1 of the CMF General Regulation.

3.3   On the date hereof:


          (a) NetRatings is simultaneously herewith entering into the Registration Rights Agreement referred to in article 7 hereafter.

          (b) NetRatings is simultaneously herewith delivering to each Shareholder and to Netvalue, which is acknowledged by them, a legal opinion by Gray Cary Ware & Freidenrich, LLP in the form attached as
      Exhibit 3.

          (c) NetRatings is simultaneously herewith delivering to each Shareholder, which is acknowledged by it, a copy of the relevant share certificate(s) representing the NetRatings Shares that each such Shareholder is allocated pursuant to article 2 hereabove. The original of each share certificate will be delivered to each Shareholder on the Settlement Date.

          (d) NetRatings is simultaneously herewith delivering to each Shareholder, which is acknowledged by it, a certified true copy of the minutes of NetRatings' board of directors authorizing the execution of this Agreement and all other agreements or documents to be executed in connection therewith and the consummation of the transactions contemplated herein, including the issue of the NetRatings Shares to the Shareholders and the repurchase from the Shareholders of such NetRatings Shares as contemplated by Section 2(c) of the Registration Rights Agreement.

          (e) Each Shareholder is simultaneously herewith delivering to NetRatings, which is acknowledged by it, a copy of its irrevocable instruction letter given to the Transfer Agent in order to (i) convert its nominative shares (if any) under the bearer form and (ii) to transfer to NetRatings its Sold Shares and Contributed Shares, if any, pursuant to the terms and conditions of this Agreement.

                                                                              7.


          (f) NetRatings is simultaneously herewith delivering to each Shareholder, which is acknowledged by it, a copy of its irrevocable instruction letter given to Credit Lyonnais in order to pay to the Shareholders the price of the Sold Shares and to allocate the newly issued NetRatings Shares to the Shareholders at the Settlement Date.

          (g) A draft of letters of resignation of 6 current members of the board of directors (excluding Lennard Brag who will be confirmed as chairman of the board of directors) from their offices as directors of Netvalue; it being precised that Mr Lennart Brag, acting as the chairman of the board of directors, undertakes to convene a meeting of the board of directors of Netvalue for the purpose of co-opting 3 new directors proposed by NetRatings so that the Netvalue board shall consist of three
      (3) persons proposed by NetRatings, and Lennart Brag as chairman. Each Shareholder being represented at such board meeting shall cause its representative to vote in favor of the co-opting of the 3 directors proposed by NetRatings.

3.4 Each Shareholder covenants and agrees that by entering into this agreement and signing its irrevocable instruction letter to transfer its Netvalue Shares against payment of the purchase price of said shares and delivery of NetRatings Shares (if applicable), it irrevocably transfers the ownership of its Netvalue Shares to NetRatings. Therefore each Shareholder covenants and agrees to be obliged to deliver its Netvalue Shares to NetRatings on the Settlement Date and, in the event of a non-delivery (except when such non-delivery is due to the non-payment of the purchase price and/or the non-delivery of the NetRatings Shares, if applicable), NetRatings shall have the right to sue such Shareholder with a view to obtain the specific performance ("execution forcee") of such Shareholder's obligation to deliver the Netvalue shares against payment of the purchase price and delivery of NetRatings shares (if applicable) on the Settlement date.

      The defaulting Shareholder will reimburse NetRatings for any legal or any other expenses incurred by it in connection with any claim, liability, action or proceeding relating to such non-delivery.

3.5 NetRatings convenants and agrees that by entering into this agreement and signing its irrevocable instruction letter to transfer to each Shareholder
      (i) the relevant purchase price of its Sold Shares against delivery of such Shares and (ii) the ownership of the NetRatings Shares against delivery of its Contributed Shares (if applicable), NetRatings irrevocably transfers the ownership of a cash amount equivalent to the purchase price of such Sold Shares and the ownership of the NetRatings Shares (if applicable) to such Shareholder. Therefore NetRatings covenants and agrees to be obliged to deliver such purchase price amount and the NetRatings shares (if applicable) to each Shareholder on the Settlement Date and, in the event of a non-delivery of the purchase price and/or (if applicable) the NetRatings Shares (except when such non-delivery is due to the non-delivery of the relevant Netvalues Shares), each Shareholder shall have the right to sue NetRatings with a view to obtain the specific performance ("execution forcee") of such NetRatings's obligations to effectively pay the purchase price and deliver the NetRatings shares on the Settlement Date.

                                                                              8.


      NetRatings will reimburse the Shareholder for any legal or any other expenses incurred by it in connection with any, claim, liability, action or proceeding relating to such default.

ARTICLE 4.   OFFER TO THE MINORITY SHAREHOLDERS
             ----------------------------------

      NetRatings shall file and implement the Offer in accordance with all applicable French Stock Exchange Regulations, including Title V of the CMF General Regulation and Regulation No. 2002-04 of the French Commission des Operations de Bourse ("COB"). NetRatings will proceed with such filing as soon as practicable after execution hereof and in any event within the time limit agreed upon with the CMF.

      NetRatings will acquire all of the Netvalue shares tendered during the Offer, including any Netvalue shares stemming from the exercise, on or before the expiry date of the Offer, of any exercisable bons de souscription de parts de createur d'enterprise ("BCE") or employee or management stock options.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
           --------------------------------------------------

5.1   Shareholders
      ------------

      Each Shareholder represents and warrants to the other parties that each and every of the following is true, accurate and complete as at the date hereof and as at the Settlement Date:

      o If not a natural person or a mutual fund, it is duly organized and validly existing under the laws of the jurisdiction in which it was incorporated.

      o The execution and delivery of this Agreement (and the other agreements and documents to be executed in connection therewith and to which it is a party) by it and the consummation by it of the transactions contemplated by this Agreement (and by such other agreements and documents) have been duly authorized by all necessary corporate action (or other action if applicable) on its part and no other corporate proceedings (or other proceedings if applicable) on its part are necessary to authorize this Agreement (and the other agreements and documents to be executed in connection therewith) or to consummate the transactions contemplated by this Agreement (and by such other agreements and documents). This Agreement (and the other agreements and documents to be executed in connection therewith and to which such Shareholder is a party) has been duly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against it in accordance with its terms except insofar as enforceability may be limited by applicable bankruptcy or insolvency laws.

                                                                              9.


      o The execution and delivery of this Agreement (and the other agreements and documents to be executed in connection therewith and to which such Shareholder is a party) do not, and the consummation of the transactions contemplated by this Agreement (and by such other agreements and documents) and compliance by such Shareholder with the provisions of this Agreement (and of such other agreements and documents) will not, conflict with, or result in any violation on the part of such Shareholder of any other agreement to which it is a party or any law or regulation applicable to it.

5.2   Representations and warranties as to the Sold Shares and the Contributed
      ------------------------------------------------------------------------
      Shares
      ------

      Such Shareholder represents that the Netvalue Shares it is selling or contributing to NetRatings are fully paid up, that it holds good and valid title thereto and that such Netvalue Shares are not encumbered by any charge, pledge or other security interest.

5.3   Investment Representations - subject to agreement on an effective
      -----------------------------------------------------------------
      repurchase agreement of the NetRatings Shares in the absence of S-3
      -------------------------------------------------------------------
      registration within 120 days of Settlement
      ------------------------------------------

      Each Shareholder hereby severally represents and warrants to NetRatings with respect to the purchase of Shares as follows:

          (a) U.S. Person. Each Shareholder is not a "U.S. person", as such term is defined in Rule 902 of Regulation S of the securities Act and is not acquiring the NetRatings Shares for the account of benefit of a U.S. person.

          (b) Investment Experience. It has received copies furnished by NetRatings of its periodic reports, as required to be filed by the United States Securities and Exchange Commission and has had the opportunity to ask questions and receive answers with respect thereto.

          (c) Regulation S and Rule 144. It acknowledges that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act of 1933, as amended (the "Securities Act"), such as on a registration statement on Form S-3, or unless an exemption from such registration is available, such as resales permitted in accordance with Regulation S, as promulgated under the Securities Act. It is aware that the Shares are treated under Regulation S as `restricted securities' and that, unless the NetRatings Shares are registered under the Securities Act, the provisions of Rule 144, as promulgated under the Securities Act, apply which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things:

      o   the existence of a public market for the shares;

      o   the availability of certain current public information about
          NetRatings;

      o the resale occurring not less than one year after the security was last held by NetRatings or an affiliate of NetRatings;

                                                                             10.


      o the sale being effected through a "broker's transaction" or in transactions directly with a "market maker"; and

      o the number of shares being sold during any three-month period not exceeding specified limitations.

          (d) Legends. It is understood that the certificates evidencing the Shares may bear one or all of the following legends:

                (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISTRIBUTED DIRECTLY OR INDIRECTLY, IN THE UNITED STATES, ITS TERRITORIES, POSSESSIONS, OR AREAS SUBJECT TO ITS JURISDICTION, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A "U.S. PERSON" AS THAT TERM IS DEFINED IN RULE 901 OF REGULATION S OF THE ACT, EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, OR (II) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. ANY SALES, TRANSFERS OR DISTRIBUTIONS OF THE SECURITIES MUST BE MADE IN ACCORDANCE WITH THE PROVISIONS OF EITHER REGULATION S OR RULE 144 OF THE ACT."

          (ii) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer without value by a Shareholder to an affiliate (as such term is defined in Rule 405 under the Securities Act) of such Shareholder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Shareholder hereunder.

ARTICLE 6.   REPRESENTATIONS AND WARRANTIES OF NETRATINGS
             --------------------------------------------

      NetRatings represents and warrants to the various Shareholders that each and every of the following is true, accurate and complete as at the date hereof and as at the Settlement Date:

6.1   Representations and Warranties as to Due Incorporation and Authorization
      ------------------------------------------------------------------------

      NetRatings is duly organized, validly existing and in good standing under the laws of Delaware.

      The execution and delivery of this Agreement (and the other agreements and documents to be executed in connection therewith) by NetRatings and the consummation by NetRatings of the transactions contemplated by this Agreement (and by such other agreements and documents) have been duly authorized by all necessary corporate action on the part of NetRatings and no other corporate proceedings on the part of NetRatings are necessary to authorize this Agreement (and the other agreements and documents to be executed in connection therewith) or to consummate the transactions contemplated by this Agreement (and by such other agreements and documents). This Agreement (and the other agreements and

                                                                             11.


      documents to be executed in connection therewith) has been duly executed and delivered by NetRatings and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of NetRatings, enforceable against it in accordance with its terms except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally. The execution and delivery of this Agreement (and the other agreements and documents to be executed in connection therewith) do not, and the consummation of the transactions contemplated by this Agreement (and by such other agreements and documents) and compliance by NetRatings with the provisions of this Agreement (and of such other agreements and documents including, without limitation, the Registration Rights Agreement) will not, conflict with, or result in any violation of any other agreement to which NetRatings is a party, any law or regulation applicable to NetRatings (including, without limitation, section 160 the Delaware General Corporation Law) or any judgment, decree or order binding on NetRatings.

6.2   Other Representations and Warranties of NetRatings
      --------------------------------------------------

      - The NetRatings Shares that are being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of any restrictions on transfer whatsoever other than restrictions on transfer under this Agreement or as stated in article 5.3 hereabove and applicable state and federal securities laws and will not be encumbered by any charge, pledge or other security interest.

      - Immediately prior to the date hereof, the authorized capital stock of NetRatings consisted solely of 200,000,000 shares of common stock of which [o] shares of common stock were issued and outstanding
          Except as is otherwise expressly disclosed in this Agreement, the common stock is not entitled to cumulative voting rights, preemptive rights, antidilution rights or, except as disclosed in NetRatings SEC Reports, registration rights under the Securities Act. The common stock has the preferences, voting powers, qualifications and special or relative rights or privileges set forth in NetRatings Certificate of Incorporation.

      - Except as is expressly set forth in NetRatings SEC Reports and except for additional options which exercise would not cause the issue of more than 500,000 shares, NetRatings does not have, is not bound by and has no obligation to grant or enter into, any (i) outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for it to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of its capital stock or any other equity or debt security, or any securities described in the following clause, or (ii) securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise acquire any shares of its capital stock or any other equity or debt security.

                                                                             12.


      - Except as is expressly described in NetRatings SEC Reports, and except as is provided by this Agreement, NetRatings (i) has no outstanding obligations, contractual or otherwise, to repurchase, redeem or otherwise acquire any shares of its capital stock, or other equity or debt securities of NetRatings, (ii) is not a party to or bound by, and has no knowledge of, any agreement or instrument relating to the voting of any of its securities, and (iii) is not a party to or bound by any agreement or instrument under which any person has the right to require it to effect or include any securities held by such person in any registration under the Securities Act.

      - The NetRatings Shares issued pursuant to this agreement are the same class and have the same rights as the currently existing shares of common stock of NetRatings that are listed and traded on the NASDAQ.

6.3   Financial Statements; Disclosure.
---

      NetRatings SEC Reports include (a) the audited financial statements of NetRatings for the fiscal year ended December 31, 2001, and (b) the unaudited financial statements of NetRatings for the three month period ended March 31, 2002 (the financial statements described in clauses (a) and (b), collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles, and fairly and accurately present the financial position of NetRatings as of their respective dates, and the results of the operations of NetRatings for such periods, and reflect the consistent application of such accounting principles throughout the periods involved.

6.4   Litigation.
---

      No action, suit, claim or proceeding by or before any federal, state or local court, government agency, commission or administrative or regulatory authority is pending or is threatened in writing which (a) seeks to restrain, prevent, or materially delay or restructure the transactions contemplated by the Agreement and the other agreements and documents to be executed in connection therewith (in particular the Registration Rights Agreement to be signed further to Section 7), (b) seeks to obtain any material damages in respect of a claim in connection with the transactions contemplated by the Agreement and the other agreements and documents to be executed in connection therewith (in particular the Registration Rights Agreement to be signed further to Section 7), or (c) otherwise questions the validity or legality of any of the transactions contemplated by the Agreement and the other agreements and documents to be executed in connection therewith (in particular the Registration Rights Agreement to be signed further to Section 7).

6.5   Company Disclosure.
---

      No representation or warranty by NetRatings in the Agreement or any of the other agreements and documents to be executed in connection therewith, when taken together with the statements made in NetRatings SEC Reports, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make a statement contained herein or therein not misleading, or that requires the making of any addition or

                                                                             13.


      changes herein or therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 7.   REGISTRATION AND RESALE OF NETRATINGS SHARES
             --------------------------------------------

      On the date hereof, NetRatings and the Shareholders shall enter into a Registration Rights Agreement (in the form attached as Exhibit 4 setting forth in detail the rights and obligations of each party with respect to the resale and registration of the NetRatings Shares.

ARTICLE 8.   MISCELLANEOUS
             -------------

8.1   Fees and Expenses
      -----------------

      Subject to the provisions of the Registration Rights Agreement, the parties shall each pay their own costs, charges and expenses in relation to the negotiation, preparation, execution and implementation of this agreement including, without limitation, filing fees and fees and expenses of attorneys, accountants, financial advisors, lenders or brokers.

8.2   Confidentiality
      ---------------

      None of the parties hereto shall release any press bulletins, statements to the press, government agencies or workers' organizations or any other third party related to this agreement, unless required by law or stock exchange regulations, without the prior written consent of the other parties.

      Each of the parties hereto shall keep secret and confidential any and all confidential information received from the other parties, whenever obtained, and shall not disclose any part thereof to any third party, nor shall it use this information for its own purposes without the prior written consent of the respective other parties, unless required by law or stock exchange regulations.

      Each of the parties hereto shall forthwith notify the other parties hereto in writing if and when any part of confidential information is disclosed and such party has become aware of same.

      The parties agree that they will jointly announce the transaction on a date mutually agreed by the parties. It is agreed that except as required by law or by court order there shall be no disclosure of any information concerning any provision of this agreement without the prior written consent of both parties. The form and the contents of any disclosure shall be subject to the prior approval of both parties which could not be unreasonably withheld.

                                                                             14.


8.3   Entire agreement
      ----------------

      This agreement constitutes the entire and only agreement between the parties in relation to its subject matter and replaces and extinguishes all prior agreements, undertakings, arrangements, understandings or statements of any nature made by the parties or any of them whether oral or written (and, if written whether or not in draft form) with respect to such subject matter.

8.4   Waiver of rights/compromise
      ---------------------------

      No exercise or failure to exercise or delay by any party in exercising any right, power or remedy under this agreement shall constitute a waiver by such party of any other right, power or remedy.

      The release or compromise by any party of the liability of any of the other parties or the grant to such other parties of time or other indulgence shall not affect any other rights, duties or obligations conferred by this agreement.

8.5   Amendments
      ----------

      The agreement may not be amended, supplemented or changed, nor may any provision hereof be waived, except by a written instrument making specific reference to this agreement and signed by each of the parties.

8.6   Severability
      ------------

      If any portion of provision or this agreement, shall for any reason or to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable the other provisions or portions of provisions of this agreement. In the event of the invalidity or unenforceability of any (portion or) provision of this agreement, any party shall, at the request of the other parties, negotiate in good faith to agree on changes or amendments to this agreement that may be required to carry out the intention and accomplish the purpose of this agreement in light of such invalidity or unenforceability.

8.7   Notices
      -------

      Any notice to be given by any party in respect of this agreement shall be in writing and shall be deemed duly served if delivered personally or by registered letter with recorded delivery which shall take effect on reception or on transmission if such transmission is preceded by the transmission of the text by facsimile to addressee at the relevant address of the following:

      To:      Each party's respective address, as stated on page 2 hereof

      Attn.:   (a)  with respect to parties not being natural persons: to the attention of each such party's respective representative for the purposes of entering into this agreement;

                                                                             15.


               (b) with respect to parties being natural persons: to the attention of each such party in person or at such other address as the party to be served may have notified as its address for service.


8.8   Governing law and disputes
      --------------------------

      This agreement shall be governed and construed in accordance with French law.

      All disputes arising from this agreement or its interpretation or performance shall be subject to the exclusive jurisdiction of the Tribunal de Commerce de Paris.

      NetRatings hereby consents to the jurisdiction of the Tribunal de Commerce de Paris for such purpose and consents to service of process on NetRatings in any such dispute that is effected by registered mail in the manner provided for the giving of notice to NetRatings hereunder or otherwise in accordance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters. NetRatings hereby waives any objection that it might otherwise have to the subject matter or in personam jurisdiction of such court or to service of process on NetRatings that is effected in such manner, and waives any objection to the venue of such court on the grounds of forum non conveniens or otherwise, in connection with any such dispute, and agrees that any judgment rendered by such court shall be enforceable against NetRatings in any court in the United States in accordance with applicable law.

                                                                             16.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written



                                          NetRatings, Inc.




                                             /s/ Todd Sloan
                                          --------------------------------------
                                          By:    Todd Sloan
                                          Title: Executive Vice President,
                                                 Corporate Development and
                                                 Chief Financial Officer
                                          Date:  August 9, 2002


                                          Address:

                                          890 Hillview Court
                                          Milpitas, CA USA











        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             17.




                                          /s/ Bernard Ochs
                                          --------------------------------------
                                          By: Mr. Bernard Ochs
                                          Date: August 9, 2002


                                          Address:

                                          24 Rue Edgar Faure
                                          75015 Paris France








        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             18.




                                          /s/ Herve Le Jouan
                                          --------------------------------------
                                          By: Mr. Herve Le Jouan
                                          Date: August 9, 2002








        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             19.




                                           /s/ Guy Lagache
                                          --------------------------------------
                                          By: Mr. Guy Lagache
                                          Date: August 9, 2002









        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             20.




                                           /s/ Lennart Brag
                                          --------------------------------------
                                          By: Mr. Lennart Brag
                                          Date: August 9, 2002









        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             21.




                                           /s/ Gaetan Japy
                                          --------------------------------------
                                          By: Mr. Gaetan Japy
                                          Date: August 9, 2002









        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             22.


                                          ABN AMRO Developpement



                                          /s/ Christine Stourdze
                                          --------------------------------------
                                          Name: Christine Stourdze
                                          Title: Chief Financial Officer
                                          Date: August 9, 2002


                                          Address:

                                          23 rue Balzac
                                          75008 Paris
                                          France








       [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             23.


                                          Placement Continuite



                                By: /s/ Francine Stourdze
                                    --------------------------------------------
                                Name:   Francine Stourdze
                                Title:  Chief Financial Officer
                                Date:   August 9, 2002


                                Address:

                                23 rue Balzac
                                75008, Paris
                                France








        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             24.


                                          Placement Actions Developpement 1



                                          /s/ Christine Stourdze
                                          --------------------------------------
                                          By: Christine Stourdze
                                          Title: Chief Financial Officer
                                          Date: August 9, 2002


                                          Address:

                                          23 rue Balzac
                                          75008 Paris
                                          France








        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             25.


                                          France Innovation No. 1



                                  By: /s/ Francine Stourdze
                                    --------------------------------------------
                                Name:   Francine Stourdze
                                Title:  Chief Financial Officer
                                Date:   August 9, 2002


                                Address:

                                23 rue Balzac
                                75008, Paris
                                France








        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             26.


                                          France Innovation No. 2




                                By: /s/ Francine Stourdze
                                    --------------------------------------------
                                Name:   Francine Stourdze
                                Title:  Chief Financial Officer
                                Date:   August 9, 2002


                                Address:

                                23 rue Balzac
                                75008, Paris
                                France








        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             27.


                                          ABN AMRO CAPITAL INVESTISSEMENT France



                                          /s/ Christine Stourdze
                                          --------------------------------------
                                          By: Christine Stourdze
                                          Title: Chief financial Officer
                                          Date: August 9, 2002


                                          Address:

                                          23 rue Balzac
                                          75008 Paris
                                          France








        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             28.


                                          FINEPAR



                                By: /s/ Francine Stourdze
                                    --------------------------------------------
                                Name:   Francine Stourdze
                                Title:  Chief Financial Officer
                                Date:   August 9, 2002


                                Address:

                                7 Bd Edgard Quiner
                                92 700
                                Colombes, France







        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             29.


                                          FCP MATIGNON Investissement



                                             /s/ Dominique Crozier
                                          --------------------------------------
                                          By:    Dominique Crozier
                                          Title: Director
                                          Date:  August 9, 2002


                                          Address:

                                          5 Avenue Matignon
                                          75008 Paris France











        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             30.


                                          COMIR



                                             /s/ Christian Haas
                                          --------------------------------------
                                          By:    Christian Haas
                                          Title: Chief Executive Officer
                                          Date:  August 9, 2002


                                          Address:

                                          27 Avenue Eheime Audibort
                                          60300 Senlis France











        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             31.


                                          INNOVACOM 3



                                             /s/ Jaryus Meheut
                                          --------------------------------------
                                          By:    Jaryus Meheut
                                          Title: General Partner and
                                                 Executive Member
                                          Date:  August 9, 2002


                                          Address:

                                          23 Rue Royale
                                          75008 Paris France











        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             32.


                                          EG INVESTMENTS LTD



                                             /s/ Pierce Laughlan
                                          --------------------------------------
                                          By:    Pierce Laughlan
                                          Title: Director
                                          Date:  August 9, 2002


                                          Address:

                                          38 Hertford St.
                                          London W1J 7SG United Kingdom











        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             33.


                                          T - TELEMATIK VENTURE



                                          /s/ Oliver Hoessberg
                                          --------------------------------------
                                          By: Oliver Hoessberg
                                          Title: Investment Director
                                          Date: August 9, 2002


                                          Address:

                                          Beteiligungsgesellschaft mbH
                                          Gotenstrasse 156
                                          53175 Bonn, Germany








        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             34.


                                          CHAMPAGNE CAPITAL



                                          /s/ Gaetan Japy
                                          --------------------------------------
                                          By: Gaetan Japy
                                          Title:
                                          Date: August 9, 2002


                                          Address:

                                          Avenue du Faubourg Saint Honore
                                          75008 Paris France








        [SIGNATURE PAGE TO THE SHARE PURCHASE AND CONTRIBUTION AGREEMENT]

                                                                             35.


                                LIST OF EXHIBITS

Exhibit 1: Selling and Contributing Shareholders, number of Sold and Contributed
           Shares, purchase price allocation and Newton Shares allocation

Exhibit 2: Form of Agreement between NetValue and NetRatings

Exhibit 3: Form of legal opinion by Gray Cary Ware & Freidenrich, LLP

Exhibit 4: Form of Registration Rights Agreement

                                                                             36.


                                    EXHIBIT 1

            Selling and Contributing Shareholders, number of Sold and
          Contributed Shares, purchase price allocation and NetRatings
                                Shares allocation


                         [See table attached hereafter]


      N.B.: As a consequence of the transfer to NetRatings of the Sold Shares and the Contributed Shares, the benefit of any double voting rights attaching to certain of such shares will automatically be lost. The total number of voting rights which NetRatings will hold immediately after Settlement will therefore be reduced to the total number of NetValue Shares acquired at Settlement by NetRatings (i.e. 4,603,069 shares).

                                                                             37.


                                    EXHIBIT 2

                                FORM OF AGREEMENT

                         BETWEEN NETVALUE AND NETRATINGS




                                 [See attached]

                                                                             38.


                                    EXHIBIT 3

                    FORM OF LEGAL OPINION BY GRAY CARY WARE &
                                FREIDENRICH, LLP

DRAFT
-----

                                 August 5, 2002

To the Shareholders listed on the
Share Purchase Agreement dated
as of August 5, 2002 by and among
NetRatings, Inc. and said Purchasers
And to Netvalue:

      We are legal counsel to NetRatings, Inc., a Delaware corporation (the "Company"), and we are rendering this opinion in connection with the Share Purchase Agreement (the "Purchase Agreement") dated as of August 5, 2002 by and among the Company and certain shareholders (the "Shareholders") in connection with the purchase by the Company of the shares of the Shareholders of Netvalue, S.A., a French company ("Netvalue"), and the issuance of shares of the Company's Common Stock (the "Shares"), as partial consideration for the shares of Netvalue stock being contributed by some of you as listed in the Agreement. Capitalized terms used in this opinion, unless specifically defined herein, have the meanings assigned to them in the Purchase Agreement.

      As to factual matters, we have relied solely upon, and assumed the accuracy, completeness, and genuineness of, a certificate of officers of the Company (the "Certificate"), certificates of public officials and oral and written representations made to us by officers of the Company. We have made no independent investigation of any of the facts stated in any such certificate or representation; however, we have no knowledge that would lead us to believe that such facts are inaccurate. With respect to our opinion in Paragraph 2 hereof regarding the Agreements (as defined below), we have assumed the genuineness and authenticity of each such individual's signature on the Agreements (other than signatures on behalf of the Company). With respect to our opinion in Paragraph 6 hereof regarding issued and outstanding shares of capital stock of the Company, we have relied solely upon our review of a certificate of the Company's transfer agent. With respect to our opinion in Paragraph 4 concerning agreements or instruments of the Company, we have relied solely upon representations made to us in certificates executed by officers of the Company that the Company has supplied us with copies of all documents listed in Instruction 10 of Item 601 of Regulation S-K, we have examined only those copies supplied to us by the Company and, we have no reason to believe that such representations are inaccurate. With respect to our opinion in Paragraph 4 regarding judgments, decrees and orders, we have relied solely upon a representation made to us in the Certificate to the effect that, except as may otherwise be set forth in the Agreement and the Exhibits thereto, there are no judgments, decrees or orders binding upon the Company.

                                                                             39.


      Where we render an opinion "to our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered or are rendering substantive legal services to the Company in the transactions contemplated by the Agreements. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

      In addition, we have assumed that the representations and warranties as to factual matters made by each of you in Article 5 of the Purchase Agreement, are true and correct. We have also assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the due execution and delivery of the Agreements and all other documents referenced therein by any party other than the Company when due execution and delivery are a prerequisite to the effectiveness thereof, that you have received all of the documents that you were required to receive under the Agreements, and that the Agreements and all other documents referenced therein are binding obligations of each of you.

      The opinions hereinafter expressed are subject to the following qualifications:

      A. We express no opinion as to the effect of general principles of equity, including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief (regardless of whether such remedy is considered in a proceeding in equity or at law);

      B. We express no opinion as to the effect on the enforceability of any contract of applicable bankruptcy, insolvency, reorganization, moratorium and other similar federal and state laws affecting the rights of creditors generally;

      C. We express no opinion as to compliance with the anti-fraud provisions of state and federal laws, rules and regulations concerning the issuance of securities;

      D. We are members of Bar of the State of California and we are not expressing any opinion relating to any jurisdiction other than the laws of the United States of America and the laws of the State of California and the Delaware General Corporation Law. In rendering our opinions in Paragraphs 4 and 5 below, to the extent that such opinion relates to judgments, orders, decrees, statutes, laws, ordinances, rules or regulations or consents, waivers, approval or authorizations of, or filings with, any governmental entity applicable to the Company, it is understood that we have not conducted any special investigation of statues, laws, ordinances, rules or regulations, and our opinion with respect thereto is limited to such United States and California statutes, laws, ordinances, rules, regulations, approvals and filings and provisions of the Delaware General Corporation Law as in our experience are normally applicable to a transaction of the type contemplated by the Agreements.

                                                                             40.


      E. We call your attention to the fact that the Purchase Agreement and the agreement dated August 5, 2002 between Newton and Netvalue (the "Agreement") state that they are governed by and construed in accordance with the laws of France and that we are not rendering any opinion with respect to French Law. We have not examined the question of what law would govern the interpretation or enforcement of the Purchase Agreement or the Agreement and our opinion is based on the assumption that the internal laws of the State of California and federal law would govern the provisions of the Purchase Agreement and the Agreement and the transactions contemplated thereby and that the laws of France are, in substance, identical to the laws of the State of California and federal law regarding the enforceability of the Purchase Agreement and the Agreement. We note that if the Purchase Agreement and the Agreement are not, in fact, legal, valid, binding and enforceable under the laws of France, the Purchase Agreement and the Agreement may not be enforced by a California court under applicable conflicts of law principles. We express no opinion with respect to any questions of choice of law, choice of venue or conflict of laws.

      F. We express no opinion with respect to the enforceability of the provisions of the Registration Rights Agreement regarding indemnification of you and the Company with respect to the registration of the sale of the Company's securities with the Securities and Exchange Commission to the extent that such provisions may be found to contravene applicable public policy and therefore to be unenforceable.

      Subject to the foregoing, it is our opinion that as of the date hereof:

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted.

      2. The Company has all requisite corporate power to issue and sell the Shares, to enter into the Purchase Agreement, the Registration Rights Agreement and the Agreement (collectively the "Agreements"), and to carry out and perform its obligations under the terms thereof. The Agreements have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company. The Agreements are valid and binding obligations of the Company, enforceable in accordance with their terms.

      3. The Shares, when issued in compliance with the provisions of the Purchase Agreement, will be duly authorized, validly issued, fully paid and nonassessable. Except as described or disclosed in the Agreements, the issuance of the Shares is not subject to any preemptive rights or, to our knowledge, rights of first refusal created by the Company. The Securities have been duly and validly reserved.

      4. The execution, delivery and performance of the Agreements, and the issuance of the Shares, will not violate any term of the Company's Restated Certificate of Incorporation or Bylaws, and, such transactions will not, in any material respect, violate any statute, rule or regulation of United States federal or Delaware Corporate Law applicable to the Company or conflict with or constitute a default under the provisions of any material agreement, judgment, decree or order, that, to our knowledge, is binding upon the Company.

                                                                             41.


      5. All consents, approvals and authorizations of and filings with any federal or California State and Delaware State governmental authority required on the part of the Company, if any, in connection with the valid execution and delivery of the Agreements and the consummation of the transactions contemplated thereby have been obtained or made, except, if required, filings to be made under the Securities Act of 1933, as amended, after the sale of the Shares.

      6. The authorized capital stock of the Company consists of Two Hundred Million (200,000,000) shares of Common Stock of which [o] shares of Common Stock were issued and outstanding of record as of the date hereof.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                             42.


      The foregoing opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our express prior written consent.

                                                Very truly yours,


                                            /s/ GRAY CARY WARE & FREIDENRICH LLP

                                                                             43.


                                    EXHIBIT 4

                      FORM OF REGISTRATION RIGHTS AGREEMENT




                                 [See attached]